                                                                 EXHIBIT d(1)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                          INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                           ING VARIABLE PRODUCTS TRUST

                                       and

                              ING INVESTMENTS, LLC

              FUNDS                                       ANNUAL INVESTMENT MANAGEMENT FEE
              -----                                       --------------------------------
                                                    (as a percentage of average daily net assets)
ING VP Convertible Portfolio                                            0.75%

ING VP Disciplined LargeCap Portfolio               0.75% of the first $250 million of assets
                                                    0.70% of the next $250 million of assets
                                                    0.65% of the next $250 million of assets
                                                    0.60% of the next $250 million of assets
                                                    0.55% of the assets in excess of $1 billion

ING VP Financial Services Portfolio                 0.75% of the first $500 million of assets
                                                    0.70% of the assets in excess of $500 million

ING VP Growth + Value Portfolio                     0.75% of the first $250 million of assets
                                                    0.70% of the next $250 million of assets
                                                    0.65% of the next $250 million of assets
                                                    0.60% of the next $250 million of assets
                                                    0.55% of the assets in excess of $1 billion

ING VP Growth Opportunities Portfolio                                   0.75%

ING VP High Yield Bond Portfolio                    0.75% of the first $250 million of assets
                                                    0.70% of the next $250 million of assets
                                                    0.65% of the next $250 million of assets
                                                    0.60% of the next $250 million of assets
                                                    0.55% of the assets in excess of $1 billion

ING VP International Value Portfolio                                    1.00%

ING VP LargeCap Growth Portfolio                                        0.75%

              FUNDS                                       ANNUAL INVESTMENT MANAGEMENT FEE
              -----                                       --------------------------------
                                                    (as a percentage of average daily net assets)
ING VP MagnaCap Portfolio                                                0.75%

ING VP MidCap Opportunities Portfolio                                    0.75%

ING VP Real Estate Portfolio                        0.80% of the first $100 million of assets
                                                    0.70% of the assets in excess of $100 million

ING VP SmallCap Opportunities Portfolio             0.75% of the first $250 million of assets
                                                    0.70% of the next $250 million of assets
                                                    0.65% of the next $250 million of assets
                                                    0.60% of the next $250 million of assets
                                                    0.55% of the assets in excess of $1 billion

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